Exhibit 99.1

VASCO Enters Agreement to Acquire Electronic Signature Leader Silanis

Acquisition Will Expand VASCO’s Product Offering Adding Broad-Based Signature Capabilities for Digitized Business Transactions, a Rapidly Growing Market with Rising Demand Among VASCO Customers

OAKBROOK TERRACE, IL and MONTREAL, October 6, 2015 /PRNewswire/ — VASCO Data Security International, Inc. (NASDAQ: VDSI), a global leader in authentication, electronic signatures, and identity management, announced today the execution of a definitive agreement to acquire privately held Silanis Technology, Inc. (Silanis), a leading provider of electronic signature (e-signature) and digital transaction solutions used to sign, send and manage documents. Silanis’ e-SignLive™ platform is trusted by some of the largest banks, insurers and government agencies. The acquisition demonstrates VASCO’s strong commitment to its vision of delivering new solutions that are in high demand within its financial services customer base, accelerating its transition to a recurring revenue model, strengthening its revenue base in North America, and expanding its customer base outside of its core banking business.

VASCO anticipates significant revenue synergies from the acquisition. Both VASCO and Silanis are focused on addressing the business needs of organizations conducting secure transactions that must meet strict regulatory and compliance requirements. VASCO has identified demand for digital transaction solutions among its customer base and, following the closing of the transaction, can immediately start selling Silanis solutions to its global banking customers. The banking segment is Silanis’ number one vertical.

“In Silanis, we have found a company with incredible technology and solutions that have emerging demand among our vast customer base,” stated T. Kendall Hunt, Chairman and CEO of VASCO. “Silanis’ offering is consistent with our focus on authentication and fraud prevention. We see the potential to accelerate growth in a rapidly expanding new market while still maintaining our commitment to our core offering. Given that Silanis focuses on generating recurring revenue through a Software-as-a-Service model, we expect that it will be a significant factor in helping VASCO grow its operating income, both on an absolute basis as well as a percentage of revenue.”

Silanis, based in Montreal, Canada, utilizes a SaaS and on-premise subscription model for its customers who are located primarily in North America. Silanis expects to report revenues, determined under Canadian Generally Accepted Accounting Principles, of approximately USD $16 million for the full-year 2015, an increase of approximately 30% over full-year 2014. Based on bookings of new business through the third quarter of 2015, which were up more than 200% over the comparable period in 2014, Silanis is projecting that its revenues for 2016, on a standalone basis, will increase more than 25% over 2015.

Craig Le Clair, Principal Analyst at Forrester Research, reports a 53% average annual growth in the use of e-signatures since 2012 with the number of transactions settled using e-signatures topping 210 million and likely to reach more than 700 million in 2017. “A recent directive passed by the European Parliament and the Council of the European Union promises to solidify and promote e-signature adoption across the region,(1)” reported Mr. Le Clair. “Mobile transactions will push e-signature authentication to the device, with Europe leading the way in innovation. (2)” VASCO believes that its strength in mobile security combined with the ability to complete a legally enforceable transaction with e-signatures will provide organizations a pathway to increase the number of transactions completed on mobile devices.

e-SignLive, Silanis’ e-signature solution, delivers distinct advantages over competing solutions including the following:

•	The ability to completely white-label the e-signature process for a seamless and branded experience to ensure the highest adoption rates.

•	The most complete audit trails in the market, providing organizations with direct visibility into how and when the digital transaction took place.

•	A unified platform that supports cloud, on-premise, and hybrid deployment options.

•	Data centers around the globe that will help customers meet regulatory and in-country data residency requirements.

•	Enterprise-grade solutions that can be easily deployed across an organization’s internal, business-to-business and customer-facing applications.

“By combining the strengths of both companies, we have created an opportunity to significantly enhance our ability to address rising global market demand for Silanis’ solutions. The demand for our solutions is driven by their strong ROI and end customers’ expectations to complete business transactions digitally,” stated Tommy Petrogiannis, CEO & Co-Founder of Silanis. “By taking advantage of our recently announced global data centers, we can accelerate revenue growth by reducing the time required to implement solutions for banks and other regulated organizations outside of North America that require compliant signing solutions.”

Financial Terms of the Transaction

Under the terms of the definitive agreement, VASCO will acquire all of the outstanding equity of Silanis for a cash consideration of $85 million, subject to customary closing conditions. The acquisition will be financed from VASCO’s existing cash balances. The acquisition is expected to be dilutive in 2016, on a GAAP and non-GAAP basis, which would exclude the amortization of purchased intangible assets. The acquisition is expected to be accretive in 2017 on a non-GAAP basis. Subject to a closing blackout period from December 1 through December 31, 2015, VASCO and Silanis will use commercially reasonable efforts to cause the closing to occur as soon as practicable, but in any event by January 31, 2016 or such other date as the Parties may agree to in writing.

Webcast and conference call information

On Tuesday, October 6, 2015 at 5:00 PM EDT/23:00 CEST, VASCO will host a conference call to discuss the transaction. A live webcast of the conference call will be available via the VASCO Investor Relations website at:www.vasco.com/investors

Dial-in telephone numbers for the conference call are:

•	Dial-in U.S.: 800-954-0622

•	Dial-in international: + 1- 212-231-2908

Mr. T. Kendall Hunt, Chairman and CEO of VASCO, Mr. Tommy Petrogiannis, CEO and Co-Founder of Silanis and Mr. Cliff Bown, Executive Vice President and CFO of VASCO, will be available to answer analyst and investor questions.

Financial Advisors

BMO Capital Markets acted as exclusive financial advisor to VASCO and Arma Partners acted as exclusive financial advisor to Silanis.

About VASCO

VASCO is a world leader in providing two-factor authentication and digital signature solutions to financial institutions. Many of the top 100 global banks rely on VASCO solutions to enhance security, protect mobile applications and meet regulatory requirements. VASCO also secures access to data and applications in enterprise environments, and provides tools for application developers to easily integrate security functions into their web-based and mobile applications. VASCO enables more than 10,000 customers in 100 countries to secure access, manage identities, verify transactions, and protect assets across financial, enterprise, E-commerce, government and healthcare markets. Learn more about VASCO at VASCO.com and on Twitter, LinkedIn and Facebook.

About Silanis Technology

Businesses choose e-SignLive™ by Silanis when electronic signatures matter. e-SignLive is one of the most widely used e-signature solutions in the world and ranked as a leader by analyst firms. Organizations of all sizes, including top banks, insurers, credit providers, pharmaceutical companies and government agencies, trust e-SignLive to support and digitize their core business processes through innovations in digital transactions, mobile technology, audit trails and customer transaction analytics. Built on a single SaaS platform that can be delivered in the cloud or on-premises, e-SignLive offers the best customer experience while providing strong legal protection and regulatory compliance. Learn more at www.silanis.com

Forward Looking Statements:

This press release contains forward-looking statements (including forward-looking statements relating to VASCO’s pending acquisition of Silanis Technology) within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. These forward-looking statements (1) are identified by use of terms and phrases such as “expect”, “believe”, “will”, “anticipate”, “emerging”, “intend”, “plan”, “could”, “may”, “estimate”, “should”, “objective”, “goal”, “possible”, “potential”, “project” and similar words and expressions, but such words and phrases are not the exclusive means of identifying them, and (2) are subject to risks and uncertainties and represent our present expectations or beliefs concerning future events. VASCO cautions that the forward-looking statements are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. These risks, uncertainties and other factors include the risk that VASCO’s acquisition of Silanis Technology is not completed on a timely basis or at all; VASCO’s ability to integrate Silanis into the business of VASCO successfully and the amount of time and expense spent and incurred in connection with the integration; the risk that the revenue synergies, cost savings and other economic benefits that VASCO anticipates as a result of the acquisition are not fully realized or take longer to realize than expected; and the risks, uncertainties and other factors that have been described in our Annual Report on Form 10-K for the year ended December 31, 2014, which include, but are not limited to, (a) risks of general market conditions, including currency fluctuations and the uncertainties resulting from turmoil in world economic and financial markets, (b) risks inherent to the computer and network security industry, including rapidly changing technology, evolving industry standards, increasingly sophisticated hacking attempts, increasing numbers of patent infringement claims, changes in customer requirements, price competitive bidding, and changing government regulations, and (c) risks specific to VASCO, including, demand for our products and services, competition from more established firms and others, pressures on price levels and our historical dependence on relatively few products, certain suppliers and certain key customers. Thus, the results that we actually achieve may differ materially from any anticipated results included in, or implied by these statements. Except for our ongoing obligations to disclose material information as required by the U.S. federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

This document may contain trademarks of VASCO Data Security International, Inc. and its subsidiaries, and trademarks of Silanis, Inc.

(1)	Brief: E-Signature Transactions Topped 210 Million In 2014, May 2015, Forrester Research

(2)	Brief: Four Predictions For European E-Signature Adoption, April 2015, Forrester Research

VASCO Data Security Contact:

John Gunn

+1-847-370-1486

john.gunn@vasco.com